AMENDMENT TO LEASE


                This Amendment to Lease ("Amendment") dated , August 17, 2000 by and between Northvale 1997 Associates, L.L.C., a New Jersey limited liability company, with its address at 235 Moore Street, Hackensack, New Jersey 07601 ("Landlord") and Baltek Corporation, a Delaware corporation, having its offices at 10 Fairway Court, Northvale, New Jersey 07647 ("Tenant").


                                R E C I T A L S:

               A. Landlord's predecessors and Tenant and/or its predecessors have executed and delivered a certain Lease dated June 11, 1969 ("Original Lease"), as amended by a Lease Amendment dated February 13, 1974 and an Amendment to Lease dated May 20, 1992 (together "Amendments") for certain Demised Premises located at, and commonly known as, 10 Fairway Court, Northvale, Bergen County, New Jersey. The Original Lease and Amendments are hereinafter together referred to as "Lease".

               B. Landlord and Tenant desire to amend the Lease to modify certain provisions.

               Now, therefore, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed as follows:

               1. The Recitals set forth above are hereby incorporated into this Amendment with the same force and effect as if they had been set forth herein at length. The words and phrases as defined in the Lease shall have the same meaning in this Amendment.

               2. Paragraph 2 of the Original Lease, captioned "Term", as previously amended in the Amendments are hereby deleted in their entirety and the following is inserted in its place and stead:

                        "The Lease  commenced on January 1, 1970  ("Commencement
                   Date"), and the term of the Lease is hereby extended until February 28, 2010 ("Termination Date"), on which date the Lease shall terminate unless otherwise extended."

               3.  A new Paragraph 2.3 is hereby added to the Lease as follows:

                        "2.3  Upon  expiration  of the term of the  Lease as set
                   forth in Paragraph 2 (February 28, 2010), Tenant shall have the right and option to extend the term of the Lease for one period of five (5) years ending on February 28, 2015. The right and option to extend the term of the Lease shall be subject to and contingent upon each and every of the conditions set forth hereinafter. Tenant's right and option to extend the term of the Lease shall be exercisable by Tenant giving written notice of the exercise of the right and option to Landlord before November 30, 2008. In the event

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                   Tenant  fails to give  written  notice  of its  intention  to exercise its right and option as provided above and its notice of acceptance of the rent within the stated time periods, Tenant's right and option to extend the term of the Lease shall (upon the date by which written notice should have been received by Landlord) be deemed to have been waived by Tenant and shall be of no further force or effect. In the event Tenant exercises its right and option in accordance with the provisions hereof the term of the Lease shall be extended accordingly, and all references contained in the Lease to the Termination Date shall be construed to refer to February 28, 2015. Unless otherwise expressly provided to the contrary, the extended term of the Lease shall be upon the same terms, conditions and covenants as set forth in the Lease except that there shall be no further right or option to extend the term of the Lease. It is important to Landlord that it know whether or not the options are exercised by Tenant so that it may seek a replacement tenant to avoid loss of rent, and, therefore, the time within which the option and acceptance of the rent must be exercised is hereby made of the essence. The right and option to extend the term of the Lease shall be subject to and contingent upon each and every one of the following conditions:

                        (i) The Lease is in full force and effect;

                        (ii) Tenant shall not be in material  default  under any
                   of the terms, provisions, covenants and conditions of the Lease; and

                        (iii) In lieu of the sums set forth in  Article 2 of the
                   Lease, the monthly installments of base rent to be paid by Tenant monthly during the option period shall be the greater of fair market rent or $37,380.44, but in no event shall the monthly rental be less than $37,380.44, notwithstanding that fair market rent shall be lower. Rent shall be determined as follows:

                        Within twenty (20) days after Landlord receives Tenant's
                   notice, Landlord shall submit to Tenant, in writing, its determination of fair market rent. Within ten (10) days after Tenant receives the fair market rental figure, Tenant shall have the right to dispute the rent by written notice received by Landlord within the ten (10) day time period. Failure by Tenant to dispute the rent in this manner shall be deemed, automatically and conclusively, an acceptance by Tenant of the rent submitted. Within ten (10) days after Landlord receives Tenant's notice disputing the rent, Landlord and Tenant shall each designate an independent, qualified commercial real estate appraiser or expert, who regularly conducts business in Bergen County and who is familiar with Bergen County industrial rentals, for the purpose of having them agree on the then fair market rent


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

                   for the Demised Premises which shall be the rental then being collected by owners of other properties for new leases of space reasonably comparable in type, size, location and usage to the Demised Premises within Bergen County, New Jersey, for a term of approximately five years with similar tenant expense assumptions and contributions. In the event that the two designees cannot agree upon one figure, then the designees shall select a third person with comparable qualifications, and the agreement of two of the three designees shall prevail, or if two cannot agree, the average of their three rents shall prevail. Landlord and Tenant shall each pay the fees and expenses of their own designee, and they shall share, equally, the fees and expenses of the third; and the greater of $37,380.44 or the fair market rent so determined shall be the fixed minimum rental payable monthly for the entire five-year option term. If Tenant gives notice of the exercise of its option before November 1, 2008, then Landlord shall have until November 20, 2008 to submit its determination of fair market rent.

                        (iv) Within seven (7) days after Tenant has received written notice from Landlord of the fair market rent as determined pursuant to the preceding paragraph (iii), Tenant shall notify Landlord, in writing, whether or not Tenant accepts the determination that the base rent will be the greater of the fair market rent so determined or $37,380.44. If Tenant so accepts, then the term shall be extended for five (5) years at a monthly base rent equal to the greater of the fair market rent so determined or $37,380.44. If Tenant declines to accept or gives no notice at all, then the option to extend will become null and void, automatically, and the Lease will continue in full force and effect to the Termination Date of February 28, 2010. If the option to extend becomes null and void, Tenant will pay to Landlord, as additional rent, on the first day of the next following month, an amount equal to Landlord's share of expenses incurred and/or owing to appraisers and experts and Landlord's reasonable attorney fee and related expenses.

                        (v) The Landlord and Tenant shall execute and deliver to
                   each other a written statement of the rent for the extended term when determined as herein provided.

               4. Paragraph 3.1 of the Original Lease captioned "Rent", as previously amended by the Amendments is hereby further amended to add the following:

                        "Commencing  as of March 1, 2002,  Tenant  covenants and
                   agrees to pay the Landlord, as and for the base rent for the Demised Premises, in equal monthly installments, in advance, as set forth below, on the first day of each and every month of the term hereof:


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                      Period of Term Lease            Monthly Rent
                      ------------------------------------------------
                      March 1, 2002 -                  $35,600.42
                       February 28, 2006

                      March 1, 2006 -                  $37,380.44
                       February 28, 2010

               5. Paragraph 5.1 of the Lease, as previously amended, is further amended to read as follows:

                        "5.1 Tenant may use and occupy the Demised  Premises for
                   any use permitted by the ordinances of the Borough of Northvale, with Landlord's consent which will not be unreasonably withheld or delayed; provided, however, Landlord will not be required to give its consent to a use which (i) involves the production, use and/or storage of substantial amounts of hazardous substances or hazardous wastes as defined in federal, state or local laws, rules and regulations, and/or (ii) the use can be reasonably expected to cause extraordinary destruction, wear and/or tear to all or part of the Demised Premises."

               6.  A new Paragraph 11.3 is hereby added to the Lease as follows:

                        "11.3  Notwithstanding  anything  contained in Paragraph
                   11.1 to the contrary, in the event that it becomes reasonably necessary to replace the roof and/or its covering, in whole or in part, Landlord will do so at its own cost and expense, and, prior to any such replacement and after any such replacement, Tenant will be responsible for all repairs to the roof covering (except for the replacement which shall be Landlord's obligation) as provided in Paragraph 11.1 of this Lease. If the parties cannot agree upon the need for roof replacement, then each party will designate a representative, and the representatives together will select either an engineer or a recognized roofing contractor to make the final determination which will be final and binding on the parties. A replacement roof will be what is commonly known as a "twelve year roof with a twelve year warranty".

               7. Tenant acknowledges that it accepts the Demised Premises in its "as is" condition and will continue to be responsible for all repairs as provided in Paragraph 11.1 of the Lease, except for Landlord's obligation to replace the roof and/or its covering as provided in Paragraph 6 of this Amendment. Paragraph 9 of the Amendment dated May 28, 1992 is hereby amended to add the following:

                        "(9) If Landlord has reasonable  cause to believe that a
                   spill or discharge has occurred which is Tenant's responsibility pursuant to Paragraph 9.A. hereof and Landlord makes written demand to Tenant setting forth the

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

                   basis of its cause, Tenant will obtain, at its own expense, and furnish to Landlord, without charge, within thirty (30) days after receipt of Landlord's demand a Phase I environmental report prepared by a recognized environmental engineer which will show the status of the Demised Premises with regard to all environmental conditions. In the event that the report shows or indicates the presence or possibility of the presence of any environmental condition which violates the laws, rules, regulations or ordinances of the State of New Jersey or the United States of America and which are Tenant's responsibility under this Lease, then Tenant will obtain such additional inspections, reports and tests as may be required to determine the nature and scope of the environmental condition and what will be required to remedy the condition and the cost thereof. Tenant, at its expense, will remediate the environmental condition to the satisfaction of all governmental agencies, etc. and to the reasonable satisfaction of Landlord."

               8. Paragraph 15.1 A. of the Lease, as previously amended is further amended to change "twenty-five (25) business days" to "ten (10) business days".

               9. Paragraph 18, the subject of which is a Renewal Option, is hereby deleted in its entirety and nothing is substituted in its place.

               10. Paragraph  22 of the  Amendment  dated May 28, 1992 is hereby deleted in its entirety as Landlord is now the owner of the fee interest in the Demised Premises.

               11. Paragraph  23 of the  Amendment  dated May 28, 1992 is hereby amended to delete Edward S. Gordon Company of New Jersey, Inc. as the broker and to substitute Charles Klatskin and Company and James E. Hanson, Inc., (together the "Broker"). Landlord will pay the commissions due to the Broker arising from this Amendment, the sale of the Premises to Tenant pursuant to Section 15 of this Amendment and/or the extension of the term pursuant to Section 3 of this Amendment pursuant to their separate agreement. Landlord will save, defend, indemnify and hold harmless Tenant from and against any liability to any other broker with whom Landlord has dealt relative to this Lease and this Amendment, except Edward S. Gordon Company of New Jersey, Inc. Landlord represents to Tenant that Landlord has not entered into any agreement with, nor assumed any agreement with, Edward S. Gordon Company of New Jersey, Inc. relative to this Lease and this Amendment, and the indemnity set forth in the next preceding sentence of this paragraph will apply to any breach of this representation by Landlord. Tenant will save, defend, indemnify and hold harmless Landlord from and against any liability to any other broker (other than the Broker) with whom Tenant has dealt relative to this Amendment or to whom Tenant has any contractual obligation with respect to the Lease.

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



               12. A new Paragraph is hereby added to the Lease as follows:

                        "Anything in this Lease to the contrary notwithstanding,
                   Tenant agrees that Tenant shall look solely to the estate of Landlord in the property in which the Demised Premises is located, and subject to the prior rights of any mortgagee of the property, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this lease to be observed and/or performed by Landlord, and no other assets of Landlord nor its partners, members, managers, trustees, officers, directors, stockholders or beneficiaries shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies."

               13. A new Paragraph is hereby added to the Lease as follows:

                        "Each  party  agrees  at any time and from  time to time
                   upon not less than ten (10) days' prior notice by the other party or any mortgagee to execute, acknowledge and deliver to the requesting party or such mortgagee, as the case may be, or any other party specified by the requesting party or such mortgagee, a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant or Landlord is in default in performance of any covenant, agreement or condition contained in this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective assignee of this Lease, purchaser of the fee or any mortgagee thereof or any assignee of any mortgage. However, Landlord will not be obligated to give such statement to Tenant and/or its designee more than once in any twelve (12) month period."

               14. The following is hereby added to the Lease:

                        "In the event  Tenant  requests  from  Landlord  and its
                   mortgagees consents, waivers and/or subordination of liens with respect to Tenant's furniture, fixtures, equipment and personal property installed or located in the Demised Premises, Landlord's consent and/or agreement will not be unreasonably withheld or delayed. However, if Tenant requests Landlord to obtain such consents, waivers and/or subordinations from its mortgagee, Landlord will cooperate by submitting such requests to its mortgagee, but Landlord makes no representation or agreement that its mortgagee will

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

                   grant such request. In the event Landlord's mortgagee does not grant such request, such event will not be a default by Landlord pursuant to this Lease nor terminate or modify Tenant's obligations pursuant to this Lease, and Tenant will have no further right or recourse against Landlord relating to such requested consents, waivers and/or subordination. Tenant will be responsible for the payment of all fees and expenses to the mortgagee and will reimburse Landlord for its reasonable attorney's fees incurred."

               15. The following is hereby added to the Lease:

                        "A.  Landlord  (hereinafter  referred  to as "Seller" in
                   this Section) hereby grants, bargains and extends unto Tenant (hereinafter referred to as "Purchaser" in this Section), their successors and assigns but subject to the limitations on the right of assignment as provided in this Section, the exclusive right, privilege and option to purchase, for the consideration and subject to the terms and conditions hereinafter set forth, all of Landlord's right, title and interest in and to the Demised Premises together with the building machinery, equipment and fixtures of the Landlord located thereon or used in the operation thereof (all of which is hereinafter collectively referred to as the "Premises"), and together with all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Premises and all right, title and interest of Seller in and to any awards made or to be made in lieu thereof, and in and to any unpaid award for damage to the Premises by reason of change of grade of any street; and Seller will execute and deliver to Purchaser, on closing of title, or thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award.

                        B. This option shall begin as of the date of this Amendment, and shall extend for a period ending at five o'clock in the evening on August 15, 2007, unless exercised or extended as hereinafter provided.

                        C. Purchaser will not have the right to exercise this option if it is then in default of any material provision of this Lease.

                        D. Exercise of the option shall be by written notice given by Purchaser to Seller in the manner hereinafter provided and received by Seller not earlier than June 15, 2007 nor later than August 15, 2007. Time shall be of the essence with regard to the dates during which the option may be exercised and the acceptance of the Purchase Price.

                        E. Upon  timely  and  proper  exercise  of the option as
                   herein provided,  the purchase and sale of the Premises shall

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


                   be consummated not less than ten (10) days nor more than forty-five (45) days next following the date of receipt by Seller of the notice of acceptance of the Purchase Price (defined in Paragraph G.1.a. hereof), upon such date as Purchaser shall designate in the notice of exercise of option, at the place and time hereinafter set forth in this Agreement.

                        F. During the period of this Agreement,  Seller will not
                   permit any lien or encumbrance on the Premises except (i) the granting of utility easements for the sole purpose of servicing the Premises or (ii) the extension, modification or refinancing of the presently existing first mortgage provided that the principal amount will not exceed $5,250,000.00.

                        G. Upon exercise of the option, the sale and purchase of
                   the Premises shall be made upon the following terms and conditions:

                                1. Purchase  Price.  a. The purchase  price (the
                   "Purchase Price") for the Premises shall be the greater of $5,250,000.00 or its fair market value at time of exercise, which Purchase Price Purchaser agrees to pay at the closing good federal bank funds transferred by wire to Seller's account.

                                        b. Within fifteen (15) days after Seller
                   receives Purchaser's notice of exercise, Seller shall submit to Purchaser, in writing, its determination of fair market value. Within ten (10) days after Purchaser receives the fair market value figure, Purchaser shall have the right to dispute the fair market value figure by written notice received by Seller within the ten (10) day time period. Failure by Purchaser to dispute the fair market value figure in this manner shall be deemed, automatically and conclusively, an acceptance by Purchaser of the fair market value figure submitted. Within five (5) days after Seller receives Purchaser's notice disputing the fair market value figure, Seller and Purchaser shall each designate an independent, qualified commercial real estate appraiser or expert, who regularly conducts business in Bergen County and who is familiar with Bergen County industrial sales and values, for the purpose of having them agree on the then fair market value for the Premises which shall be the value then being received by sellers of other properties for real property reasonably comparable in type, size, location and usage to the Premises within Bergen County, New Jersey. In the event that the two designees cannot agree upon one figure, then the designees shall select a third person with comparable qualifications, and the agreement of two of the three designees shall prevail, or if two cannot agree, the average of their three fair market values shall prevail. Seller and Purchaser shall each pay the fees and expenses of

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

                   their own designee, and they shall share, equally, the fees and expenses of the third.

                                        c. Within ten (10) days after  Purchaser
                   has received written notice from Seller of the determination of the Purchase Price in accordance with this paragraph, Tenant shall notify Landlord, in writing, whether or not Tenant accepts the Purchase Price. If Tenant accepts, the sale and purchase of the Premises will proceed to a closing. If Tenant declines to accept or gives no notice at all, then the option to purchase will become null and void, automatically, and the Lease will continue in full force and effect to the Termination Date, subject to extension as provided in Paragraph 2.3 of the Lease. If the option to purchase becomes null and void, the Lease will continue in full force and effect to the Termination Date of February 28, 2010 or February 28, 2015, as applicable. If the option to purchase becomes null and void, Tenant will pay to Landlord, as additional rent, on the first day of the next following month, an amount equal to Landlord's share of expenses incurred and/or owing to appraisers and experts and Landlord's reasonable attorney fee and related expenses.

                                2. Permitted  Exceptions.  The Premises are sold
                   subject only to the following (the "Permitted Exceptions"):

                                        a. Such state of facts that may be shown
                   by an accurate survey or personal inspection made prior to the closing hereunder may disclose, provided the latter facts do not render title unmarketable;

                                        b.  This  Lease   between   Seller,   as
                   landlord, and Purchaser, as tenant, for the entire Premises; and

                                        c. The easements,  agreements, covenants
                   and restrictions as set forth on Schedule "A" which is attached hereto and made a part hereof and such utility easements as may hereinafter be granted by Landlord solely for the purpose of servicing the Premises.

                                3. The  Closing.  The  closing  (the  "Closing")
                   shall take place at the offices of Purchaser's attorney or title insurance company in Bergen County, New Jersey at the time and on the date set forth in Purchaser's notice (the "Closing Date"). Time shall be of the essence with regard to the Closing Date.

                                4. Apportionment. The following are to be apportioned as the Closing as of 11:59 P.M. on the day immediately preceding the date on which Seller receives the proceeds of the Purchase Price before 2:00 P.M.

                                        a.  Rental  payments  pursuant  to  this
                   Lease; and


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

                                        b. Taxes (as  hereinafter  defined),  to
                   the extent not included in Rents pursuant to paragraph a. of this paragraph 4, if any, on the basis of the fiscal year for which assessed, except if the Closing shall occur before the tax rate is fixed, the apportionment of Taxes shall be upon the basis of one hundred ten percent of the tax rate for the immediately preceding fiscal year applied to the latest assessed valuation and there shall be a readjustment after Closing when the final tax bill for the current year has been received. The term "Taxes" shall mean all taxes, assessments (except as otherwise provided in this paragraph b.), use and occupancy taxes, water and sewer charges, rates and rents, charges for public utilities, excises, levies, license and permit fees assessed, levied, charged, confirmed or imposed upon or payable out of or which have become a lien on the Premises or any part thereof, the appurtenances thereto or the sidewalks, streets, or vaults adjacent thereto; but the term "Taxes" shall not include any municipal, state or federal income taxes, assessed against Seller, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Seller, or any franchise taxes imposed upon any corporate owner of the Premises, or any part thereof, or any income, profits or revenues tax, assessment or charge imposed upon the rent received as such by Seller with respect to the Premises. Notwithstanding the foregoing, if at the time of the Closing, any ordinance, rule or law is in existence which provides for improvements to be constructed, the cost of which will be assessed in whole or in part against the Premises, or the Premises shall be or shall have been affected by any assessment which is or may become payable in installments then, for the purposes of this Agreement, all unpaid installments of any such assessments, including those which are to become due and payable after the Closing, shall not be deemed to be due and payable and not to be liens upon the Premises affected thereby and shall not be paid and discharged by Seller upon delivery of the Instruments of Conveyance (as hereinafter defined), but will be assumed by Purchaser without adjustment;

                                        c.  Seller will be  responsible  for the
                   payment of any realty transfer fee or other tax on the deed; and

                                        d. Other  costs,  expenses  and  charges
                   usually involved and adjusted with regard to similar type property.

                                To the  extent  that  the  adjustments  in  this
                   paragraph are not based on final figures at Closing, the applicable provisions of this paragraph shall survive Closing of title.

                                5. Additional  Conditions.  Seller and Purchaser
                   agree to perform and comply with the following additional conditions:

                                        a. Title.  At the  Closing,  Seller will
                   deliver to Purchaser such good and sufficient Bargain and Sale Deed with covenants against grantor's acts and such other instruments (collectively called "Instruments of Conveyance") as shall be reasonably required to convey to Purchaser good and marketable fee simple title to the
                   Premises (together with any easements or other rights appurtenant to the Premises) free and clear of all mortgages, liens, or right to liens, charges, encumbrances, encroachments, easements, conditions and right of reentry or forfeiture and other defects of title, except such as appear as Permitted Exceptions under paragraph 2 hereof.

                                        b. The  Lease.  At the  Closing,  Seller
                   will deliver to Purchaser an assignment (the "Assignment") of all right, title and interest of Seller under the Lease together with any advance rental deposits paid or deposited by the tenant thereunder and Seller's original copy of the Lease. Purchaser shall assume the landlord's obligations under said Lease. The Assignment shall contain a release of Seller, as landlord, by the then tenant and all previous tenants under the Lease for any and all liability, claims or causes of action existing or thereafter arising pursuant to the Lease.

                                        c.  Title   Insurance.   Purchaser   may
                   obtain, at Purchaser's cost and expense, a current survey of the Premises and an interim title insurance report and commitment to issue an ALTA Form owners title insurance policy ("title policy") issued by the title insurance company which insured Seller's title when it acquired title to the Premises and reasonably satisfactory in substance and form to Purchaser's attorney insuring Purchaser's interest as the holder of good and marketable indefeasible title in and fee simple, insurable by a title insurance company licensed to do business in the State of New Jersey at regular rates, subject only to the Permitted Exceptions under Section 2 hereof. The survey and interim title insurance commitment shall be obtained by Purchaser's attorney not later than twenty (20) days prior to the Closing. If the Purchaser finds the title and survey do not conform to the provisions of this Lease, the Purchaser or its attorney shall notify the Seller in writing within said twenty-day period, specifying the defects and the Seller shall have thirty days from the receipt of such notice to cure the defects so specified. However, Seller shall pay in full and discharge at or before Closing all judgments which it is not appealing and all mortgages and/or mechanics' liens created by Seller which are shown on the interim title insurance commitment and on the continuation at Closing, except those which are Permitted Exceptions, and Seller shall be permitted to use a portion of the cash proceeds to be received at Closing to pay the same. The cost of the interim title insurance commitment and the owners title insurance policy and the survey shall be paid by the Purchaser.

                                        d.  Violations.  At the Closing,  Seller
                   shall not be required to comply with and discharge any notices of violations of law or municipal ordinances, orders or requirements received by it and issued by the Departments of Buildings, Fire, Labor, Health or other federal, state or municipal departments having jurisdiction against or affecting the Premises at the date of closing, and the Premises shall be conveyed subject to the same without adjustment between the parties.

                                        e.  Certificates.  Prior to the Closing,
                   Purchaser will obtain and deliver (i) a Certificate of Occupancy or Continued Use, (ii) a smoke detector certificate, and (iii) other permits and approvals if any one or more are required by the Borough because of the transfer of title. Purchaser will be responsible for any repairs, replacements or installations required to obtain such certificates, permits and approvals.

                                        f.  Condition  of the  Premises.  At the
                   Closing, the Premises shall be in the condition as then exists.

                                        g.  Affidavit of Title.  At the Closing,
                   Seller shall execute and deliver to Purchaser and its title insurance company an affidavit of title in customary form but with representations and warranties limited to Seller's actions during the period of its ownership and with recourse for any matters contained in the affidavit limited to Seller and not the affiant personally.

                                        h.  Other  Documents.  At  the  Closing,
                   Seller shall deliver to Purchaser and to the title insurance company satisfactory evidence that all necessary company or other action on the part of Seller has been taken with respect to the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby so that all of said documents are or will be validly executed and delivered and will be binding upon the Seller.

                                        i. Foreign  Investment  in Real Property
                   Tax Act ("FIRPTA") Compliance.

                                            (a) At  the  Closing,  Seller  shall
                   deliver to Purchaser a Certification of Non-foreign Status, duly executed and containing such other information as may be required by Internal Revenue Code Section 1445 and the regulations issued thereunder.

                                            (b) Anything herein contained to the
                   contrary notwithstanding, in the event that Seller is a "foreign person" (as defined in Internal Revenue Code Section
                   1445) or in the event that Seller fails or refuses to deliver the Certification of Non-foreign Status as aforesaid, or in the event that Purchaser receives notice from any Seller-transferor's agent or Purchaser-transferee's agent (each as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder) that, or Purchaser has actual knowledge that, said Certification is false, Purchaser shall deduct and withhold from the purchase price under this Contract a tax equal to ten percent (10%) thereof or such other amount, as required by Internal Revenue Code Section
                   1445. In the event of any such withholding, Seller's obligation to deliver title hereunder shall not be excused or otherwise affected, Purchaser shall pay over such withheld amount to the Internal Revenue Service together with filing such form as may be required thereby, and Seller in the event of any claimed over-withholding shall be limited solely to an action against the Internal Revenue Service for a refund, and hereby waives any right of action against Purchaser on account of such withholding. The provisions of this paragraph shall survive the Closing.

                                6. Representations and Warranties of Seller. For
                   the purpose of inducing Purchaser to accept this option, and to consummate the transactions contemplated hereby pursuant to the terms and conditions hereof, Seller represents and warrants to Purchaser as follows:

                                        (a) Except  for the Lease,  there are no
                   agreements of any nature with any tenant, whether oral or written, affecting the Premises;

                                        (b)  Seller  has not  entered  into  any
                   management, service, supply and maintenance contracts with respect to the Premises which will not be terminated by Seller at the Closing.

                                        (c) Seller has the full right, power and
                   authority to sell and convey the Premises to Purchaser as provided herein and to carry out its obligations hereunder.

                                        The  representations  and  warranties as
                   set forth in this Agreement shall be continuing and shall be true and correct on and as of the closing date with the same force and effect as if made at that time and shall survive Closing for a period of six (6) months.

                                7. Condition of Premises. Seller makes no representations or warranties with regard to the condition of the Premises or its components, including environmental conditions and matters. Purchaser has occupied the Premises as a tenant and has been given the opportunity to examine the Premises. Purchaser will conduct such inspections, tests and investigations, including those related to environmental matters and conditions, as Purchaser may want prior to its exercise of the option to purchase, and there will be no conditions to the closing of title as a result thereof. Purchaser's sole remedy if it is not satisfied with the results of its inspections, test and investigations will be to refuse to exercise its option to purchase. It shall be conclusive evidence, as against Purchaser, that Purchaser has accepted the Premises in "as is" condition on the Closing Date, and that the Premises and its components are in satisfactory condition. In the event Purchaser causes any inspections to be made, Purchaser will furnish Seller with copies of all reports, without charge.

                                8. Eminent Domain or Casualty. If, after the exercise of the option and prior to the Closing, all or any portion of the Premises is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated) or damaged or destroyed by fire or other casualty and Purchaser has the right to terminate this Lease as a result thereof, Purchaser shall have the right to either
                   (i) terminate this Lease and its obligation to purchase the Premises, or (ii) take title in such condition as then exists without any obligation on the part of Seller to repair, restore or rebuild the Premises. In the event that the damage or taking is not sufficient to permit Tenant to terminate this Lease, Purchaser will complete the closing of title without adjustment in the Purchase Price. In the event Purchaser elects to complete the purchase, there shall be no adjustment in the Purchase Price and Purchaser shall be entitled to receive all of the proceeds of the taking by eminent domain or the insurance proceeds.

                                9.   Compliance   with   ISRA   Purchaser,    at
                   Purchaser's expense, will comply with the New Jersey Industrial Site Recovery Act or such other law then existing which relates to environmental approvals upon the sale of real property and/or the cessation of business operations (together "ISRA") as it applies to this sale. Purchaser will apply for and diligently pursue the issuance of either (i) a Letter of Non-Applicability, (ii) a Negative Declaration,
                   (iii) a No Further Action Letter or (iv) such other final approvals as may then be required. Seller will cooperate with Purchaser by furnishing information reasonably required and will sign the application, if required. In the event of the failure to obtain a Letter of Non-Applicability, a Negative Declaration, a No Further Action Letter or other required final approval prior to the Closing Date, (time is hereby made of the essence with regard to such time period), then the right to purchase will be deemed null and void absolutely and forever, automatically, and the remainder of this Lease will continue in full and effect.

                                10. Notices. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid or by public courier, delivery charges prepaid, addressed (a) if to Seller, at the address hereinabove set forth and (b) if to Purchaser, at the address hereinabove set forth. Notices shall be effective only upon receipt or refusal of delivery by addressee. Either party may by notice as aforesaid designate a different address for notices or other communications intended for it. Any notice given under this Agreement shall also, for information purposes only, be sent to Purchaser's attorneys, Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068-1791, Attention: R. Barry Stiger, Esq., and to Seller's attorneys, Poley & Rich, Esqs., 235 Moore Street, Hackensack, New Jersey 07601, Attention: M. Robert Poley, Esq.

                                11. Brokerage.  Except for the Broker, Purchaser
                   and Seller represent that they have not dealt with any real estate broker or other party who may claim or be entitled to a commission in connection with the sale contemplated hereby. Seller will be responsible for payment of commissions to the Broker pursuant to their separate agreement. Each party agrees to indemnify and hold harmless the other from any and all claims for any such brokerage commissions, finder's fees or the like made by any other broker or entity with whom such party dealt. It is agreed that if any claims for brokerage commissions or fees are ever made against Seller or Purchaser in connection with this transaction, all such claims shall be handled and paid by the party whose alleged actions were alleged commitments for the basis of such claim, and the party whose alleged actions or alleged commitments form the basis of such claim shall indemnify and hold harmless the other from and against any and all such claims and demands, including reasonable attorney's fees incurred in defending the same, with respect to any brokerage fees or agent's commissions or other compensation asserted by any person, firm or corporation in connection with this option to purchase or the transactions contemplated hereby. The provisions of this paragraph shall survive closing of title.

                                12. Specific Performance. In the event either party hereto fails to comply with any of the provisions of this Agreement, then, in addition to all other legal remedies to which the other party hereto is entitled, such other party shall have the right to specific performance.

                                13. Breach by Purchaser.  In the event Purchaser
                   shall fail to consummate the purchase of the Premises and Purchaser being in default and Seller not being in default herein, and Seller having complied or being prepared to comply at Closing with all conditions herein, Seller shall be entitled to payment of an amount equal to its reasonable attorneys fees and other actual costs relating to the sale of the Premises by Purchaser and any penalties, late charges and/or extension fees paid to its mortgagee, such sum being agreed upon as liquidated damages for the failure of Purchaser to perform the duties, liabilities, and obligations imposed upon it by the terms and provisions of this Agreement, and Seller agrees to accept and take said amount as total damages and as Seller's sole remedy in such event.

                                14. Deed Tax.  Seller will pay all deed transfer
                   taxes and documentary stamps and similar taxes, without reimbursement from Purchaser.

                                15. Like-Kind Exchange.  Purchaser  acknowledges
                   that Seller may desire to exchange the Premises as part of a like-kind exchange transaction that would qualify under Sections 1031 and/or 1033 of the Internal Revenue Code for non-recognition treatment. At Seller's election, Purchaser agrees, at Seller's expense and provided such exchange does not cause the acquisition of the Premises by Purchaser to be delayed in any way, to cooperate with Seller in effecting a qualifying like-kind exchange through a trust or other means determined by Seller, and Purchaser shall execute such documents as may be reasonably requested by Seller, provided:
                   (i) Purchaser shall have no liability under such documents, and (ii) such documents contain no language or provisions which would cause Purchaser to become part of the chain of title with respect to any other property which is part of the exchange. Purchaser makes no representations to Seller regarding qualification of the exchange under Sections 1031 and/or 1033 of the Internal Revenue Code, and Purchaser shall not be liable to Seller in any manner whatsoever if the exchange completed in accordance with this paragraph should not qualify for any reasons under Sections 1031 and/or 1033 of the Internal Revenue Code. Seller reserves the right to assign its rights but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031
                   (k)-l(G)(4) on or before the Closing.

                                16. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their successors, executors, administrators, personal representatives, and assigns. Purchaser shall not have the right to assign this Agreement or any interest herein without the prior written consent of Seller; however, Seller will not unreasonably withhold its consent to an assignment (i) to a permitted assignee of the Lease or (ii) an assignment of only the right to purchase the Premises to an entity which is affiliated with Purchaser made after the option has been exercised and prior to the Closing Date. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey. No waiver by any party of any breach under this option section shall be deemed a waiver of any other or subsequent breach."

        16. Tenant hereby affirms the validity of the Lease and confirms that the Lease remains enforceable and in full force and effect as of the date of execution of this Amendment.

               17. The obligations of Landlord and Tenant pursuant to this Amendment are conditioned upon the Landlord obtaining the consent of its mortgagee and the execution of a Subordination, Non-Disturbance and Attornment Agreement with regard to this Amendment in the form required by the mortgagee on or before thirty (30) days after Landlord has received a fully executed original of this Amendment. Landlord will each pay to the mortgagee all fees and expenses charged by the mortgagee, its attorneys and a rating agency related to such consent, without reimbursement by Tenant. In the event this condition has not been satisfied, this Amendment will terminate automatically, and the Lease, as previously amended, will continue in full force and effect as originally stated.

               18. Except as otherwise provided herein, all of the terms and provisions of the Lease shall continue in full force and effect. In the event of any conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall govern and prevail.

               19. This Amendment shall be binding upon and shall be for the benefit of the parties hereto and their respective successors and assigns.

               The parties have executed this Amendment on the date first above written.

Witness:                                       Landlord:

                                               Northvale 1997 Associates, L.L.C.
                                               By: NV Northvale Management
                                                    Corp., a New Jersey
                                                    corporation, its Manager

 /s/ Sara Jane Wilson                       By:  /s/ Jon F. Hansen, Pres.
--------------------------------               ---------------------------
     Sara Jane Wilson                                Jon F. Hansen, Pres.



Witness:                                       Tenant:

                                               Baltek Corporation

 /s/ Harold Gutman                          By:  /s/ Ronald Tassello
---------------------------------              -----------------------------
Harold Gutman                                  Ronald Tassello
Vice President of Manufacturing                Chief Financial Officer

                                   Exhibit "A"




     1.   Facts shown on survey of the  property  dated July 28, 1997 by Kenneth
          J. Job, Licensed Professional Land Surveyor.

     2.   Right-of-way grant in Deed Book 5236 at page 265.

     3.   Right-of-way grant in Deed Book 5830 at page 313.